TENDER FOR ALL OUTSTANDING
                 10 1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008
                                 IN EXCHANGE FOR
             10 1/2% SENIOR SECURED DISCOUNT EXCHANGE NOTES DUE 2008
                                       OF
                            GST NETWORK FUNDING, INC.


To Registered Holders:

                  We are enclosing  herewith the material  listed below relating to the offer (the "Exchange Offer") by GST Network Funding, Inc., a Delaware corporation ("GST Funding"), to exchange its 10 1/2% Senior Secured Discount Exchange Notes Due 2008 (the "New Notes"), which, under certain circumstances, may be assumed by GST USA, Inc. ("GST USA") and guaranteed by GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of GST Funding's issued and outstanding 10 1/2% Senior Secured Discount Notes Due 2008 (the "Old Notes"), which, under certain circumstances, may be assumed by GST USA and guaranteed by GST, upon the terms and subject to the conditions set forth in the Prospectus of GST Funding, GST USA and GST, dated _________, 1998, and the related Letter of Transmittal.

                  Enclosed herewith are copies of the following documents:

         1.       Prospectus dated _________, 1998;

         2.       Letter of Transmittal;

         3.       Notice of Guaranteed Delivery;

         4.       Instruction to Registered Holder from Beneficial Owner; and

         5. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

                  WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, _________, 1998, UNLESS EXTENDED.

                  The Exchange Offer is not conditioned upon any minimum principal amount at maturity of Old Notes being tendered.

                  Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to GST Funding, GST USA and GST that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and
(iv) neither the holder nor any such other person is an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act or, if such person is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations on their behalf.

                  None of GST Funding, GST USA or GST will pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. GST Funding will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

                  Additional copies of the enclosed material may be obtained from the undersigned.

                                        Very truly yours,



                                        UNITED STATES TRUST COMPANY OF NEW YORK

                                        Exchange Agent




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


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF GST FUNDING, GST USA, GST OR UNITED STATES TRUST COMPANY OF NEW YORK, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.




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